                                                                   EXHIBIT 10.3



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
Obligator File Name              Options           Obligation Number            Officer #                   AutoLift
                                                                                                      $     Amount
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                                                                                                            Chicago Illinois
                                                        Dated as of December 30, 1996



                                   Term Note
                          (Single Principal Payment)
                 (Corporation, Partnership, or Joint Venture)



This Note has been executed by THE ARNOLD PALMER GOLF COMPANY a corporation formed under the laws of the State of Tennessee ("Borrower"); if more than one entity executes this Note, the term "Borrower" refers to each of them individually and some or all of them collectively, and their obligations hereunder shall be joint and several.* If a land trustee executes this Note, "Borrower" as used in sections 6 and 7 below also includes any beneficiary(ies) of the land trust.

FOR VALUE RECEIVED, Borrower promises to pay to the order of THE NORTHERN TRUST COMPANY, an Illinois banking corporation (hereafter, together with any subsequent holder hereof, called "Lender"), at its main banking office at 50 South LaSalle Street, Chicago, Illinois 60675, or at such other place as Lender may direct, the principal sum of Twelve Million and no/100 United States Dollars ($12,000,000) (the "Loan"), payable in full on December 31, 1999, the scheduled maturity date of this Note.

1.      INTEREST
        Borrower agrees to pay interest on the unpaid principal amount from time to time outstanding hereunder at the indicated rate (rate basis) per year, which shall remain the same for the life of the Loan:

[CHECK ONE ONLY]

/ / (i) The "Prime-Based Rate", which shall mean the Prime Rate (as defined below) plus ______ percent (_____%).


/ / (ii) The "WSJ Prime Rate", meaning the Wall Street Journal Prime Rate plus ________ percent (______%). "Wall Street Journal Prime Rate" means the highest domestic Prime Rate as reported in the Money Rate Section of The Wall Street Journal, in the edition covering the state where the main banking office of Lender is located. If The Wall Street Journal stops reporting the "Wall Street Journal Prime Rate", or if the "Wall Street Journal Prime Rate" is not available on the relevant day, Lender will select a comparable index as a substitute for the Wall Street Journal Prime Rate and will notify Borrower. Changes in the interest rate resulting from a change in the Wall Street Journal Prime Rate shall take effect on the date announced in The Wall Street Journal.

/X/     (iii) The "Fixed Rate", meaning a rate of interest equal to * percent
(8 1/4%).

*eight and one-quarter.

"Prime Rate" means that rate of interest announced from time to time by Lender called its prime rate, which rate may not at any time be the lowest rate charged by Lender. Changes in the rate of interest on the Loan resulting from a change in the Prime Rate shall take effect on the date set forth in each announcement of a change in the Prime Rate.

        After the maturity of the Loan, whether by acceleration or otherwise, the Loan shall bear interest until paid, at a rate to two percent (2%) in addition to the rate in effect immediately prior to maturity (but not less than the Prime Rate in effect at maturity).

        Notwithstanding the foregoing, the maximum interest rate hereunder will not exceed N/A% per year.**

        Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, including the date the Loan is made and excluding the date the Loan, or any portion thereof is paid or prepaid. Interest shall be due and payable as follows:

/X/ Monthly on the last day of each month, beginning January 31, 1997, with all accrued but unpaid interest being due and payable in full with the final principal payment due hereunder.

/ /     Quarterly, on the ______ day of each _____________, ________________,
        _____, and ________________________________ in each year, beginning
        _____________________________________________, with all accrued but unpaid interest being due and payable in full with the final principal payment due hereunder.

/ /     Other: ____________________________________________________________.

After maturity interest shall be payable on demand.


2.      PREPAYMENTS.
        If the Loan bears interest at the Prime-Based Rate or the WSJ Prime Rate, Borrower may prepay the Loan without penalty or premium. If the Loan bears interest at the Fixed Rate, and Borrower prepays the Loan in whole or in part, or the maturity of the Loan is accelerated, then, to the fullest extent permitted by law Borrower shall also pay Lender for all losses (including but not limited to interest rate margin and any other losses of anticipated profits) and expenses incurred by reason of the liquidation or re-employment of deposits acquired by Lender to make the Loan or maintain principal outstanding at the Fixed Rate. Upon Lender's demand in writing specifying such losses and expenses, Borrower shall promptly pay them; Lender's specification shall be deemed correct in the absence of manifest error. If bearing interest at the Fixed Rate, the Loan shall be conclusively deemed to have been funded by or on behalf of Lender by the purchase of a deposit corresponding in amount and in maturity to the Loan. ***

3. REFERENCES TO PREVIOUS NOTES, FACILITY TYPE, COLLATERAL, GUARANTIES, LOAN & OTHER AGREEMENTS. (CHECK AS APPLICABLE)

/ /     This Note evidences a transaction or term loan in the amount of this
Note.

/X/     This Note amends, restates, renews and replaces in its entirety the note(s) dated July 14, 1996 in the amount of $15,000,000, and any previously renewed note(s). Borrower hereby expressly confirms that all collateral and guaranties given for such prior note(s) shall secure or guarantee this Note. All amounts outstanding under such previous note(s) shall be deemed automatically outstanding hereunder.

/ /     This Note is secured without limitation as provided in the following and all related documents, in each case as amended, modified, renewed, restated or replaced from time to time:

        / /     Security Agreement dated as of  ____________________________.

        / /     Mortgage dated as of _______________________________________
                on property all or part of which is commonly known as
                ____________________________________________________________
                ____________________________________________________________.

        / /     Pledge Agreement dated as of _______________________________.

        / /     Other (describe) ___________________________________________
                ____________________________________________________________.

/X/     Payment of this Note has been unconditionally guaranteed by See Rider A attached hereto and incorporated herein.
(each individually and all collectively referred to as "guarantor") as provided in separately executed guaranties.

/ /     This Note has been executed pursuant to a _____________________________
________________________ Agreement, dated as of the date hereof, as amended, modified, restated, renewed, or replaced from time to time, containing covenants and other terms, to which reference is hereby made.

4.      USE OF PROCEEDS, CHECK ONE:

/X/     Borrower represents and warrants that the proceeds of this Note will be used solely for business purposes, and not for personal, family


*Insert "N/A" in any blank in this Note which is not applicable. This Note may be used for single principal payment (bullet) term loans. **Fill in if Loan is subject to Truth-in-Lending, secured by a dwelling and at the WSJ Prime Rate (maturity limit is 359 days, and do not use Prime-Based Rate in this case). ***Notwithstanding the above, if this Note is executed by a land trustee upon the direction of an individual beneficiary(ies), unless the Loan is for business purposes the Borrower shall NOT be liable for any such losses or expenses, or any other charges for prepayment, if this Note is secured by residential real estate and the interest rate hereon does or could exceed eight percent (8%) per annum on a calendar-year basis.



                                    Page 1

FORM 9611 (N 11/91)
or household use, within the meaning of Federal Truth-in-Lending and similar state laws and regulations.**

/ /     Borrower represents that the proceeds of this Note will be used for personal, family or household use.

If Loan process will be used to purchase or refinance the purchase of any property describe:

                                     N/A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Notwithstanding any other provisions hereof, if this Note is covered by Regulation Z of the Federal Reserve Board (Truth in Lending) or any like disclosure requirement, this Note shall be secured by collateral referenced herein or in any other document only if disclosed in a related disclosure statement.

5.      REPRESENTATIONS

Borrower hereby represents and warrants to Lender that:

        (i) Borrower and any "Subsidiary" (as defined below) are existing and in good standing under the laws of their state of formation, are duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Borrower; the execution, delivery and performance of this Note and all related documents and instruments are within Borrower's powers and have been authorized by all necessary corporate action;



        (ii) the execution, delivery and performance of this Note and all related documents and instruments have received any and all necessary governmental approval, and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of Borrower or any agreement affecting Borrower or its property; and


        (iii) there has been no material adverse change in the business, condition, properties, assets, operations or prospects of Borrower or any guarantor since the date of the latest financial statements provided on behalf of Borrower or any guarantor to Lender.

        "Subsidiary" means any corporation, partnership, joint venture, trust, or other legal entity of which Borrower owns directly or indirectly fifty percent (50%) or more of the outstanding voting stock or interest, or of which Borrower has effective control, by contract or otherwise.

6. EVENTS OF DEFAULT: The occurrence of any of the following shall constitute an "Event of Default":

        (a) failure to pay, when and as due, any principal, interest or other amounts payable hereunder; failure to comply with or perform any agreement or covenant of Borrower contained herein; or failure to furnish (or caused to be furnished to) Lender when and as requested by Lender (but not more often than once every twelve months) fully completed financial statement(s) of any guarantor on Lender's then-standard form together with such supporting information as Lender may reasonably request; or

        (b) any default, event of default, or similar event shall occur or continue under any other instrument, document, note, agreement, or guaranty delivered to Lender in connection with this Note, or any such instrument, document, note, agreement, or guaranty shall not be, or shall cease to be, enforceable in accordance with its terms; or

        (c) there shall occur any default or event of default, or any event or condition that might become such with notice or the passage of time or both, or any similar event, or any event that requires the prepayment of borrowed money or the acceleration of the maturity thereof, under the terms of any evidence of indebtedness or other agreement issued or assumed or entered into by Borrower, any Subsidiary, or any guarantor, or under the terms of any indenture, agreement, or instrument under which any such evidence of indebtedness or other agreement is issued, assumed, secured, or guaranteed, and such event shall continue beyond any applicable period of grace; or

        (d) any representation, warranty, schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of Borrower, any Subsidiary, or any guarantor to Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

        (e) any guaranty of or pledge of collateral security for this Note shall be repudiated or become unenforceable or incapable of performance: or

        (f) Borrower or any Subsidiary shall fail to maintain their existence in good standing in their state of formation or shall fail to be duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Borrower; or

        (g) Borrower, any Subsidiary, or any guarantor shall die, become incompetent, dissolve, liquidate, merge, consolidate, or cease to be in existence for any reason; or

        (h) any person or entity presently not in control of Borrower, or any guarantor, shall obtain control directly or indirectly of Borrower, or any guarantor, whether by purchase or gift of stock or assets, by contract, or otherwise; or

        (i) any proceeding (judicial or administrative) shall be commenced against Borrower, any Subsidiary, or any guarantor, or with respect to any assets of Borrower, any Subsidiary, or any guarantor which shall threaten to have a material and adverse effect on the assets, condition or prospects of Borrower, any Subsidiary, or any guarantor; or final judgment(s) and/or settlement(s) in an aggregate amount in excess of One Hundred Thousand and no/100 UNITED STATES DOLLARS ($100,000) in excess of insurance for which the insurer has confirmed coverage in writing, a copy of which writing has been furnished to Lender, shall be entered in any suit or action commenced against Borrower, any Subsidiary, or any guarantor; or

        (j) Borrower shall grant or any person (other than Lender) shall obtain a security interest in any collateral for this Note; Borrower or any other person shall perfect (or attempt to perfect) such a security interest; a court shall determine that Lender does not have a first priority security interest in any of the collateral for this Note enforceable in accordance with the terms of the related documents; or any notice of a federal tax lien against Borrower shall be filed with any public recorder; or

        (k) there shall be any material loss or depreciation in the value of any collateral for this Note for any reason, or Lender shall otherwise reasonably deem itself insecure; or, unless, expressly permitted by the related documents, all or any part of any collateral for this Note or any direct, indirect, legal, equitable or beneficial interest therein is assigned, transferred or sold without Lender's prior written consent; or

        (l) any bankruptcy, insolvency, reorganization, arrangement, readjustments, liquidation, dissolution, or similar, proceeding, domestic or foreign, is instituted by or against Borrower, any Subsidiary, or any guarantor; or Borrower, any Subsidiary, or any guarantor shall take any steps toward, or to authorize, such a proceeding; or

        (m) Borrower, any Subsidiary, or any guarantor shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

7.      DEFAULT REMEDIES

        (a) Upon the occurrence and during the continuance of any Event of Default specified in Section 6(a)-(k), Lender at its option may declare this Note (principal, interest and other amounts) immediately due and payable without notice or demand of any kind. Upon the occurrence of any Event of Default specified in Section 6(l)-(m), this Note (principal, interest and other amounts) shall be immediately and automatically due and payable without action of any kind on the part of Lender. Upon the occurrence and during the continuance of any Event of Default, Lender may exercise any rights and remedies under this Note, any related document or instrument (including without limitation any pertaining to collateral), and at law or in equity.

        (b) Lender may, by written notice to Borrower, at any time and from time to time, waive any Event of Default or "Unmatured Event of Default" (as defined below), which shall be for such period and subject is such conditions as shall be specified in any such notice. In the case of any such waiver, Lender and Borrower shall be restored to their former position and rights hereunder, any Event of Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing, but no such waiver shall extend to or impair any subsequent or other Event of Default or Unmatured Event of Default. No failure to exercise, and no delay in exercising, on the part of Lender of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law. "Unmatured Event of Default" means any event or condition which would become an Event of Default with notice or the passage of time or both.

8.      NO INTEREST OVER LEGAL RATE.

        Borrower does not intend or expect to pay, nor does Lender intend or expect to charge, accept or collect any interest which, when added to any fee or other charge upon the principal which may legally be treated as interest, shall be in excess of the highest lawful rate. If acceleration, prepayment or any other charges upon the principal or any portion thereof, or any other circumstance, result in the computation or earning of interest in excess of the highest lawful rate, then any and all such excess is hereby waived and shall be applied against the remaining principal balance. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained herein or otherwise, no deposit of funds shall be required in connection herewith which will, when deducted from the principal amount outstanding hereunder, cause the rate of interest hereunder to exceed the highest lawful rate.

9.      PAYMENTS, ETC.

        All payments hereunder shall be made in immediately available funds and shall be applied first to accrued interest and then to principal; however, if an Event of Default occurs, Lender may, in its sole discretion, and in such order as it may choose, apply any payment to interest, principal and/or lawful charges and expenses then accrued. Borrower shall receive immediate credit on payments received during Lender's normal banking hours if made in cash, immediately available funds, or by debit to available balances in an account at Lender; otherwise payments shall be credited after clearance through normal banking channels. Borrower authorizes Lender to charge any account of Borrower maintained with Lender for any amounts of principal, interest, taxes, duties, or other charges or amounts due or payable hereunder, with the amount of such payment subject to availability of collected balances in Lender's discretion; unless Borrower instructs otherwise, the Loan shall be credited to an account(s) of Borrower with Lender. LENDER AT ITS OPTION MAY MAKE THE LOAN HEREUNDER UPON TELEPHONIC INSTRUCTIONS AND IN SO DOING SHALL BE FULLY ENTITLED TO RELY SOLELY UPON INSTRUCTIONS, INCLUDING WITHOUT

LIMITATION INSTRUCTIONS TO MAKE TRANSFERS TO THIRD PARTIES, REASONABLY BELIEVED BY LENDER TO HAVE BEEN GIVEN BY AN AUTHORIZED PERSON, WITHOUT INDEPENDENT INQUIRY OF ANY TYPE. All payments shall be made without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Note or the proceeds, Lender or Borrower by any government or political subdivision thereof. Borrower shall upon request of Lender pay all such taxes, duties or other charges in addition to principal and interest, including without limitation all documentary stamp and intangible taxes, but excluding income taxes based solely on Lender's income.

10.     SETOFF.

        At any time and without notice of any kind, any account, deposit or other indebtedness owing by Lender to Borrower, and any securities or other property of Borrower delivered to or left in the possession of Lender or its nominee or bailee, may be set off against and applied in payment of any obligation hereunder, whether due or not.

11.     NOTICES.

        All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed if to Lender to its main banking office indicated above (Attention: Division Head ** _________________ Division), and if to Borrower to its address set forth below, or to such other address as may be hereafter designated in writing by the respective parties hereto or, as to Borrower, may appear in Lender's records.
                             ** Wealth Management

12.     MISCELLANEOUS.
        This Note and any document or instrument executed in connection herewith shall be governed by and constructed in accordance with the internal law of the State of Illinois, and shall be deemed to have been executed in the State of Illinois. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references to this Note. This Note shall bind Borrower, its heirs, trustees (including without limitation successor and replacement trustees), executors, personal representatives, successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, except that Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of Lender. Borrower agrees to pay upon demand all expenses (including without limitation attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of Lender, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Lender or any holder hereof in connection with the enforcement or preservation of its rights hereunder or under any document or instrument executed in connection herewith. Borrower expressly and irrevocably waives notice of dishonor or default as well as presentment, protest, demand and notice of any kind in connection herewith. If there shall be more than one person or entity constiting Borrower, each of them shall be primarily, jointly and severally liable for all obligations hereunder.

13.     WAIVER OF JURY TRIAL, ETC.
        BORROWER HEREBY IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S SOLE AND ABSOLUTE ELECTION, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS WITH RESPECT TO, ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN OR JURISDICTION OVER COOK COUNTY, ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN OR HAVING JURISDICTION OVER SUCH COUNTY, AND HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO REQUEST OR DEMAND TRIAL BY JURY, TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH, OR TO CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

/X/     See Rider attached hereto and incorporated herein by reference.

Lender is hereby authorized by Borrower without notice to Borrower to fill in any blank spaces and dates and strike inapplicable terms herein or in any related document to conform to the terms upon which the Loan evidenced hereby is or may be made, for which purpose Lender shall be deemed to have been granted an irrevocable power of attorney coupled with an interest.







                                              Address for Notices:


THE ARNOLD PALMER GOLF COMPANY                6201 Mountain View
----------------------------------            ----------------------------------

By: /s/ George H. Nichols                     Ooltewah, TN 37363
    ------------------------------            ----------------------------------

Title: President                              Attention:  David Kirby
      ----------------------------            ----------------------------------

                                              Attention:
                                                        ------------------------

                              Rider to Term Note


DATED AS OF DECEMBER 30, 1996, EXECUTED BY THE ARNOLD PALMER GOLF COMPANY (the "Borrower") IN FAVOR OF THE NORTHERN TRUST COMPANY (the "Lender").

1. This Rider is attached to and forms an integral part of the above-referenced Term Note (as amended, the "Note"). Capitalized terms defined in the Note and not otherwise defined in this Rider shall have the same meaning in this Rider as in the Note. Wherever possible this Rider and the Note shall be construed so as to be consistent with each other; however, if and to the extent that the terms of the Rider conflict or are inconsistent with the Note, the terms of the Rider shall prevail. Except as modified by this Rider, the terms of the Note shall apply.

2. Section 3 of the printed form dealing with guarantees is deleted and the following is substituted therefor:

        "Payment of this Note has been unconditionally guaranteed by (i) John T. Lupton pursuant to a Guaranty dated as of December 30, 1996 (as amended, the "Guaranty") which Guaranty is secured by (a) that certain Security Agreement dated as of August 22, 1995 (as amended) between John T. Lupton and Lender and
(ii) the John T. Lupton Trust pursuant to that certain Note Purchase Agreement dated as of December 30, 1996 (as amended) between the Trust and the Lender (each individually and collectively selected to as "guarantor") as provided in separately executed documentation."

THE ARNOLD PALMER GOLF COMPANY

By: /s/ George H. Nichols
   ---------------------------
        Type Name:
                  ------------
Title: President
      ------------------------